Exhibit 99.2

CLST Holdings, Inc.	News Release

Contacts:  Robert A. Kaiser

President, Chief Executive Officer

(972) 267-0500

FOR IMMEDIATE RELEASE

CLST Holdings, Inc. Announces Appellate Court Ruling Voiding State Court Order to Hold Annual Meeting

DALLAS, March 9, 2010 — CLST Holdings, Inc. (Pink Sheets: CLHI.PK) announced today that on March 3, 2010 the Fifth District Court of Appeals at Dallas, Texas issued a memorandum opinion in which the Court declared void the February 15, 2010 order entered by the 134th Judicial District Court of Dallas County, Texas in Red Oak Partners, LLC, et al. v. Kaiser, et al., Cause No. 09-02404, which had ordered the Company to hold an annual stockholders’ meeting on March 23, 2010 and set the record date as Monday, March 8, 2010.  Accordingly, there is currently no scheduled annual stockholders’ meeting.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance, litigation results or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” “plan,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company or future events relating to the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, as amended and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009, as amended, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.